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                                                                       Exhibit 3


General American Life
Insurance Company
Law Division
700 Market Street
P.O. Box 396
St. Louis, MO 63166
Phone:  (314)444-0647
Fax:  (314)444-0510


                               26 February 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir or Madam:

I hereby consent to the use of my name in the prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement of Paragon Separate Account D (File No. 333-36515) filed on Form S-6 with the Securities and Exchange Commission under the Securities Act of 1933.

                                             Very truly yours,



                                             Matthew P. McCauley
                                             Vice President,
                                             General Counsel, and Secretary


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